Exhibit 13.1

906 CERTIFICATION

The certification set forth below is being submitted in connection with the annual report on Form 20-F for the year ended December 31, 2019 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Alison Rose-Slade, the Group Chief Executive Officer, and Katie Murray, the Group Chief Financial Officer, of The Royal Bank of Scotland Group plc, each certifies that, to the best of her knowledge:

1.                        the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                        the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Royal Bank of Scotland Group plc.

February 27, 2020

/s/ Alison Rose-Slade

Name: Alison Rose-Slade

Group Chief Executive Officer

/s/ Katie Murray

Name: Katie Murray

Group Chief Financial Officer